As filed with the Securities and Exchange Commission on May 11, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

US FOODS HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	5140	26-0347906
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(847) 720-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kristin M. Coleman, Esq.

Executive Vice President, General Counsel and Chief Compliance Officer

US Foods Holding Corp.

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(847) 720-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John P. Kelsh, Esq. Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 Telephone: (312) 853-7000	Steven J. Slutzky, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Telephone: (212) 909-6000	Joseph H. Kaufman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Telephone: (212) 455-2000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-217325

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	5,750,000	$28.25	$162,437,500	$18,826.51

(1)	Includes shares of common stock subject to the underwriters’ option to purchase additional shares of common stock. See “Underwriting (Conflicts of Interest).”
(2)	This amount is in addition to the 40,250,000 shares of common stock registered under the Registrant’s registration statement originally declared effective on May 11, 2017 (File No. 333-217325) and includes shares to be sold upon exercise of the underwriters’ option to purchase additional shares of common stock.
(3)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form S-1 (Registration No. 333-217325), originally filed with the Commission on April 14, 2017, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective on May 11, 2017. The Prior Registration Statement is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on the 11th day of May, 2017.

US FOODS HOLDING CORP.

By:	/s/ Dirk J. Locascio
Name: Title:	Dirk J. Locascio Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of May, 2017.

Signature	Title

* Pietro Satriano	President, Chief Executive Officer and Director (Principal Executive Officer)

* Dirk J. Locascio	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* John C. Compton	Chairman of the Board of Directors

* Court D. Carruthers	Director

* Robert Dutkowsky	Director

* Kenneth A. Giuriceo	Director

* John A. Lederer	Director

* Vishal Patel	Director

* Carl Andrew Pforzheimer	Director

* Richard J. Schnall	Director

* Nathaniel H. Taylor	Director

* David M. Tehle	Director

*BY:	/s/ Kristin M. Coleman
Kristin M. Coleman Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

5.1*	Opinion of Sidley Austin LLP.

23.1*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Prior Registration Statement and incorporated herein by reference).

*	Filed herewith.